Board of Directors
Ameriana Bancorp
New Castle, Indiana


     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 7, 1996, on the consolidated financial statements of Ameriana Bancorp and subsidiaries as of December 31, 1995 and 1994, and for the years ended, which report was included in Ameriana Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and to the reference to our firm under the caption "Experts."



/s/ Geo. S. Olive & Co. LLC



Indianapolis, Indiana
May 14, 1996

Board of Directors
Ameriana Bancorp
2118 Bundy Avenue
New Castle, Indiana  47362

    Re:       Registration Statement on Form S-8;
              Ameriana Bancorp
              1996 Stock Option and Incentive Plan


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option and Incentive Plan of Ameriana Bancorp and to the incorporation by reference therein of our report dated February 18, 1994, on our audits of the consolidated financial statements of Ameriana Bancorp as December 31, 1993, and for the year then ended, which report was included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                             /s/ Ernst & Young LLP


Indianapolis, Indiana
May 15, 1996